EXHIBIT 99.2



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                     [SISTERSVILLE BANCORP, INC. LETTERHEAD]

FOR IMMEDIATE RELEASE                      FOR FURTHER INFORMATION CONTACT:
---------------------                      --------------------------------
March 1, 1999                              Stanley M. Kiser
                                           President and Chief Executive Officer
                                           (304) 652-3671

                 SISTERSVILLE BANCORP, INC. ANNOUNCES COMPLETION
                               OF STOCK REPURCHASE

         Sistersville,   West  Virginia  --  Sistersville   Bancorp,  Inc.  (the
"Company"), the parent holding company of First Federal Savings Bank, today announced that it completed the repurchase of 29,847 shares, or 5% of the Company's outstanding common stock, through open market purchases. This is the fourth repurchase completed by the Company since going public on June 25, 1997.

         First Federal Savings Bank is a federally-chartered savings bank which conducts its business in Sistersville, West Virginia. The Bank's deposits are insured up to the maximum legal amount by the Federal Deposit Insurance Corporation (FDIC). The Company's common stock is traded in the over-the-counter market with quotations available through the OTC "Electronic Bulletin Board" under the symbol "SVBC."